EXHIBIT (23)






The Board of Directors
First of America Bank Corporation:

     We consent to incorporation by reference in the registration statements of Form S-3 (Registration Statement Number 33-49813), Form S-3 (Registration Statement Number 33-65378), Form S-8 (Registration Statement Number 33-46297), Form S-8 (Registration Statement Number 33-38891) and Form S-8 (Registration Number 33-57851), Form S-8 (Registration Statement Number 333-14645) and Form S-8 (Registration Statement Number 333-25265) of First of America Bank Corporation of our report dated January 20, 1998, relating to the consolidated balance sheets of First of America Bank Corporation and its subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 annual report on Form 10-K of First of America Bank Corporation.



/s/ KPMG Peat Marwick LLP


Chicago, Illinois
January 28, 1998